Exhibit 3.21
A0658990
State of California
Secretary of State
     I, DEBRA BOWEN, Secretary of State of the State of California, hereby certify:
     That the attached transcript of 1 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of MAR 31 2007
/s/ DEBRA BOWEN
DEBRA BOWEN Secretary of State

Sec/State Form CE-107 (REV 1/2007)	OSP 06 99734

A0658990

ENDORSED — FILED In the office of the Secretary of State of the State of California

MAR 29 2007
CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION
The undersigned certify that:
1.	They are the president and the secretary, respectively, of International Data Management Corporation, a California corporation.

2.	Article 1 of the Articles of Incorporation of this corporation is amended to read as follows:

The name of this corporation is FIS Data Services, Inc.

3.	The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4.	The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is one (1). The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.
We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge
Date: March 9, 2007

/s/ Eric D. Swenson
Eric D. Swenson, President

/s/ Todd C. Johnson
Todd C. Johnson, Secretary

1648205

ENDORSED FILED In the office of the Secretary of State of the State of California

AUG 23 1989

MARCH FONG EU, Secretary of State
ARTICLES OF INCORPORATION
OF
INTERNATIONAL DATA MANAGEMENT CORPORATION
I
          The name of this corporation is:
          INTERNATIONAL DATA MANAGEMENT CORPORATION
II
          The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.
III
          The name and address in California of this corporation’s initial agent for service of process is:
David Nitka
416 South Hudson Avenue
Los Angeles, California 90020
IV
          This corporation is authorized to issue only one class of shares, designated Common Stock, and the total number of shares which this corporation is authorized to issue is One Million (1,000,000).
V
          The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.
VI
          This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.
          Dated: August 18, 1989.

/s/ William F. Rinehart
William F. Rinehart
Incorporator

2

CERTIFICATE OF SOLE INCORPORATOR
          (1) I am the sole incorporator named in the original Articles of Incorporation of International Data Management Corporation, a California corporation, as filed with the California Secretary of State on August 23, 1989.
          (2) The foregoing Bylaws, comprising 22 pages, constitute the original Bylaws of said corporation as duly adopted by me as sole incorporator of the corporation on August 24, 1989.
          (3) At the time of adoption of said Bylaws, said corporation had no directors, no stock outstanding and no shareholders.
          IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation as of this 24th day of August, 1989.

/s/ William F. Rinehart
William F. Rinehart
Sole Incorporator